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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 10, 2001




                             FOREST OIL CORPORATION
               (Exact name of registrant as specified in charter)






     New York                       1-13515                      25-0484900
 (State or other juris-           (Commission                  (IRS Employer
diction of incorporation)         file number)               Identification No.)



       2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 812-1400




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 ITEM 9.  REGULATION FD DISCLOSURE

         In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements provided in this press release are based on management's examination of historical operating trends. Forest cautions that its future natural gas and liquids production, revenues and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in Forest's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks.

         On May 10, 2001, Forest Oil Corporation announced certain changes to its 2001 forecast. Subject to the assumptions and risks related to price and production estimates set forth in the press release filed as Exhibit 99.1 to the Company's Current Report on Form 8-K, dated February 14, 2001, a discussion of recent changes to the 2001 forecast follows below.

         DAILY PRODUCTION: During the first quarter, Forest Oil produced 485 mmcfe per day despite selling approximately $20 million of properties in the first quarter. After giving effect to these property sales, we currently assume that our average daily production will be between 500 and 540 mmcfe per day for the full year 2001.

         CAPITAL EXPENDITURES: We currently assume that capital expenditures for 2001 will be approximately $470 million. This is an increase from our previous estimate of $400 million. The additional $70 million is attributable to new projects and an increase in our expenditures for existing projects.

         DEBT REDUCTION TARGET: We currently estimate that we will be able to reduce our debt target to $475 million by year end 2001. This is 5% lower than our previous target of $500 million.

         PRICING ASSUMPTIONS FOR NATURAL GAS AND OIL; CASH FLOW, EARNINGS AND EBITDA ESTIMATES: We have adjusted our pricing assumptions with respect to the last nine months of 2001. Our current forecast assumes that NYMEX prices will average approximately $4.25 per mmbtu and $26.00 per barrel for natural gas and oil, respectively. Based on these pricing assumptions, Forest Oil expects to generate discretionary cash flow of $600-625 million for 2001. In addition, we expect to sell approximately $75 million of properties in 2001. This assumed level of property sales plus the discretionary cash flow estimate is expected to result in total cash sources of approximately $675 to 700 million. Under these assumptions, Forest Oil expects that earnings exclusive of unusual or nonrecurring items will be between $230 and 250 million and EBITDA will be between $675 and 700 million.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FOREST OIL CORPORATION
                                                     (Registrant)



Dated:  May 10, 2001                        By   /S/ JOAN C. SONNEN
                                              ----------------------------------
                                                Joan C. Sonnen
                                                Vice President - Controller and
                                                Chief Accounting Officer